UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	March 12, 2024

Micropac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-1225149
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant s telephone number, including area code:	(972) 272-3571

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	MPAD	Pink OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On March 08, 2024, Micropac Industries, Inc. held its Annual Meeting. Of the 2,578,315 shares of common stock outstanding and entitled to vote, 2,086,213 shares, or 81%, were represented at the meeting in person or by proxy, and therefore a quorum was present. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal One: To elect six directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Nominee	Votes For
Mark W. King	2,084,684
Robert P. Hempel	2,084,784
Christine B. Dittrich	2,084,784
Gerald W. Tobey	2,084,684
Donald E. Robinson	2,084,484
Shaunna F. Black	2,084,684

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 3/12/2024	MICROPAC INDUSTRIES, INC.
(Registrant)

/s/ Mark King
(Signature)
Mark King
Chief Executive Officer